CONFORMED COPY




                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549


                                  FORM 8-A

             FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                 PURSUANT TO SECTION 12(b) OR 12(g) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


                      Crown Castle International Corp.
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          (Exact name of registrant as specified in its charter)


               Delaware                           76-0470458
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 (State of incorporation                     (I.R.S. Employer
    or organization)                         Identification No.)


  510 Bering Drive, Suite 500, Houston, TX        77057
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 (Address of principal executive offices)      (Zip Code)


     Securities to be registered pursuant to
     Section 12(b) of the Act:


          Title of each class               Name of each exchange on which
          to be so registered               each class is to be registered


 ________________________________            ______________________________

 ________________________________            ______________________________

 ________________________________            ______________________________

 ________________________________            ______________________________

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

     Securities Act registration statement file number to which this Form relates: 333-57283 (if applicable)

     Securities to be registered pursuant to Section 12(g) of the Act:

                                Common Stock

                              (Title of Class)

    Rights to Purchase Series A Participating Cumulative Preferred Stock


                              (Title of Class)

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               INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1. Description of Registrant's Securities to be Registered.

     A description of the shares of the Common Stock, $.01 par value, and the Series A Participating Cumulative Preferred Stock, $.01 par value, of Crown Castle International Corp., a Delaware corporation (the "Company"), are set forth under the heading "Description of Capital Stock" in the prospectus to be filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus constitutes a part of the Company's Registration Statement on Form S-1 (Registration No. 333-57283). Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.


Item 2.   Exhibits.

          1. Form of Restated Certificate of Incoporation of the Company (incorporated herein by reference to Exhibit 3.1 filed with the Registration Statement, as amended).

          2.   Form of Amended and Restated Bylaws of the Company
               (incorporated herein by reference to Exhibit 3.2 filed with the Registration Statement, as amended).

          3. Form of Rights Agreement (incorporated herein by reference to Exhibit 10.46 filed with the Registration Statement, as amended).

          4. Form of Certificate of the Voting Powers, Designations, Preferences and Relative Participating, Optional and Other Special Rights and Qualifications, Limitations or Restrictions of Series A Participating Cumulative Preferred Stock of Crown Castle International Corp. (attached as Exhibit A to the Rights Agreement filed as Exhibit 3 hereto).

          5. Form of Right Certificate (attached as Exhibit B to the Rights Agreement filed as Exhibit 3 hereto).






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                                 SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                  CROWN CASTLE INTERNATIONAL CORP.


                                    by   /s/ David L. Ivy
                                      ------------------------------
                                      Name:   David L. Ivy
                                      Title:  President